SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AMERICAN PRECISION

          GABELLI ASSOCIATES LTD
                                 3/22/00            2,000            19.1250
                                 3/20/00            5,000            19.1875
          GABELLI ASSOCIATES FUND
                                 3/22/00            1,700            19.1250
                                 3/22/00            2,000            19.1250
                                 3/21/00              700            19.1250
                                 3/20/00            2,000            19.1875
          GABELLI FUNDS, LLC.
               THE GABELLI ABC FUND
                                 3/22/00          120,000-           19.2500






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.